Exhibit 10.1

Memorandum of Understanding

Date: 26 Feb 2026

Between:

1.	K-Tech Solutions Co., Ltd. (hereinafter referred to as “K-Tech”) a company incorporated under the laws of the British Virgin Islands, with its principal place of business / registered office at [7A Mai On Industrial Bldg, 17-21Kung Yip Street, Kwai Chung, Hong Kong], represented by [YIU WAH KWOK, CFO].

And

BOARDWARE INTELLIGENCE TECHNOLOGY LIMITED (hereinafter referred to as “Boardware”), a company incorporated under the laws of Macao SAR, with its registered office at Alameda Dr Carlos D Assumpcao No.335-341, Hotline Centre 15/F J-P, Macau], represented by [CHAO KA CHUN, CEO].

Recitals

WHEREAS, K-Tech is an established company specializing in product design, development, testing, manufacturing solutions, and sales of consumer products, including emerging opportunities in smart wearables and electronics, with recent momentum in securing business and partnerships involving supply chains in China and Vietnam;

WHEREAS, Boardware is a premier IT solutions provider and technology innovator. The Company is currently developing the Barco Ecosystem, a suite of AI and brain-power interface products designed to revolutionize how humans interact with digital environments.

WHEREAS, building on K-Tech’s growing presence and secured opportunities in the consumer electronics and wearables sector (including potential ties to Vietnam’s manufacturing ecosystem), the Parties wish to explore expanded collaboration opportunities, including but not limited to joint development, manufacturing scaling, supply agreements, technology integration, or strategic investment in Brain Computing Interface (BCI) production, for mutual benefit;

NOW, THEREFORE, the Parties hereby enter into this Memorandum of Understanding (the “MOU”) to outline their intentions and framework for future discussions and cooperation.

1. Purpose

The purpose of this MOU is to establish a framework for cooperation between the Parties to evaluate and pursue enhanced business opportunities in developing Boardware’s Brain Computing Interface (BCI) projects, the Barco Ecosystem and Barco hardware wearables. This may include:

●	Manufacturing support, capacity expansion, or assembly solutions

●	Strategic partnerships for product development, feature integration, quality assurance, or co-branding of smart glasses.

●	Leveraging K-Tech’s market momentum and expertise in product design/testing to scale production, share technical know-how, resources, and market insights to strengthen Boardware’s capabilities in high-tech wearables and enhance K-Tech’s supply chain and portfolio in the AI/BCI electronics industry.

This MOU is non-binding, except for the provisions on confidentiality, and serves as a basis for negotiating a definitive agreement(s) in the future.

2. Scope of Cooperation

The Parties agree to collaborate in good faith on the following areas:

a. Due Diligence: K-Tech may conduct due diligence on Boardware’s production facilities, quality systems, manufacturing capabilities for electronics/wearables, and intellectual property, subject to mutual agreement on scope and timelines.

b. Joint Initiatives: Explore joint projects such as prototype development, integration of features, supply chain optimization, scaling production capacity for the products, or entry into domestic and international markets.

c. Resource Sharing: Exchange non-confidential information, including technical specifications, design blueprints, market research on BCI wearables, production data, and business strategies, to facilitate discussions and build on K-Tech’s momentum in this sector.

d. Meetings and Communications: Hold regular meetings (virtual or in-person) to discuss progress, product roadmaps, manufacturing timelines, and emerging opportunities in BCI hardware.

3. Responsibilities

a. K-Tech shall:

●	Provide expertise in product design, development, testing, and go-to-market strategy for AI smart glasses and wearables.

●	Evaluate potential partnership, supply, or investment options based on Boardware ’s capabilities and K-Tech’s business momentum.

●	Maintain confidentiality of information shared by Boardware.

b. Boardware shall:

●	Provide accurate information about its manufacturing processes, assembly capabilities for electronics/smart glasses, quality standards, production capacity, and facilities.

●	Facilitate site visits, demonstrations of production lines, or coordination related to prototyping or scaling manufacturing.

●	Maintain confidentiality of information shared by K-Tech.

4. Confidentiality

The Parties agree to treat all information exchanged under this MOU as confidential and not to disclose it to third parties without prior written consent, except as required by law. This obligation shall survive the termination of this MOU for a period of one (1) year.

5. Term and Termination

This MOU shall become effective on the date of signing and remain in force for twelve (12) months, unless terminated earlier by mutual written agreement or by either Party with thirty (30) days’ written notice.

Upon termination, the Parties shall have no further obligations except for those under the confidentiality clause.

6. No Binding Commitment

This MOU does not create any legally binding obligations, partnerships, or joint ventures beyond the confidentiality provision. Any future agreements (e.g., manufacturing contracts, supply agreements, joint development, or investment) shall be documented in separate, binding agreements.

7. Governing Law

This MOU shall be governed by the laws of China, Hong Kong SAR, Macao SAR, without regard to conflict of laws principles.

8. Entire Agreement

This MOU constitutes the entire understanding between the Parties and supersedes all prior discussions.

9. Amendments

Any amendments to this MOU must be in writing and signed by both Parties.

10. Counterparts

This MOU may be executed in counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the Parties have executed this MOU as of the date first above written.

For K-Tech Solutions Co., Ltd. (KMRK)

Signature:	/s/ YIU WAH KWOK
Name:	YIU WAH KWOK
Title:	CFO

Date: 26 FEB 2026

For BOARDWARE INTELLIGENCE TECHNOLOGY LIMITED

Signature:	/s/ CHAO KA CHON
Name:	CHAO KA CHON
Title:	CEO

Date: 26 FEB 2026

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